                                                                   EXHIBIT 10.11

                               Asta Funding, Inc.
                           Form 10-QSB March 31, 2002
                                  Exhibit 10.11


                               SERVICING AGREEMENT

     THIS SERVICING AGREEMENT (the "Agreement") is made this __ day of August, 2001, by and between Gulf State Credit, L.L.C., a Delaware limited liability company, as servicer (the "Servicer"), OSI Portfolio Services, Inc., a Delaware corporation ("OSI") as guarantor with respect to certain obligations of Servicer as provided herein, Computer Finance, LLC, a Delaware limited liability company (the "Investor") and Greenwich Capital Financial Products, Inc., a Delaware corporation, as Investor's lender and third-party beneficiary to this Agreement (the "Lender").

                               W I T N E S S E T H

         WHEREAS, the Investor has purchased various consumer, retail loans and credit card accounts receivable (collectively the "Purchased Accounts", which are to be the [odd] [even] numbered accounts on the electronic tape listing the Purchased Accounts (as of May 31, 2001) provided by Investor to Servicer, from Computer Receivable Acquisition Group, LLC, a Delaware limited liability company ("CRAG"), which simultaneously purchased such Purchased Accounts from YOUR:)BANK.COM, a Utah industrial loan corporation ("Seller") and a subsidiary of Gateway, Inc., a Delaware corporation ("Gateway")), pursuant to the Purchase Agreements);

         WHEREAS, the Investor intends to transfer servicing responsibility with respect to the Purchased Accounts from Associates Commerce Solutions ("Associates") to the Servicer and to retain the Servicer to assist in such transfer; and

         WHEREAS, following the transfer of servicing from Associates to Servicer, the Servicer will administer and service the Purchased Accounts in its capacity as Servicer pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Definitions. For all purposes of this Servicing Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof (this "Agreement"), except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreements, true copies of which are attached hereto as Composite Exhibit "A". All other capitalized terms used herein shall have the meanings specified herein. All terms expressed herein in the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         "Agreement" means this Servicing Agreement, including any exhibits or schedules hereto.

         "Collection Account" means the account number K100-95961 maintained at Chase Manhattan Bank by Lender into which all funds received in respect of Purchased Accounts, including all funds deposited in the Lockbox Account, shall be deposited or transferred, or any successor lockbox account that may be established by Investor and Lender.

         "Expenses" means the costs incurred by the Servicer at the rates indicated in the attached Schedule I in connection with: (a) the Lockbox Account pursuant to Section 3 of this Agreement, including the costs of establishing and maintaining the Lockbox to the extent they relate, or are reasonably allocable, to the Purchased Accounts, (b) fees paid to credit bureaus including initial inquiries and additional reporting, (c) mail costs including the initial hello/goodbye letter, monthly billing statements, and dunning letters, (d) scrubbing fees including the costs of identifying bankrupt and deceased Purchased Account Customers, and (e) third party skip tracing fees.

         "First Bucket Contract" means a Purchased Account which was not more than 180 days delinquent (determined on a recency basis) as of the first day of each calendar month, and which remains not more than 180 days delinquent (determined on a recency basis) while it remains a part of the Investor Property.

         "FUNB" means First Union National Bank, N.A.

         "Hello Letter" means the form of letter attached as Exhibit B

         "Investor" shall have the meaning assigned to such term in the introductory paragraph.

         "Investor Property" means, collectively, all Purchased Accounts identified on Schedule 1 the disks or tapes delivered to the Investor pursuant to Section 2.4 of each of the Purchase Agreements and purchased by the Investor under the Purchase Agreements. "Investor Property" shall not include any Purchased Accounts sold pursuant to Section 7 of this Agreement.

         "Lockbox" means lockbox number [Servicer to supply] established by FUNB pursuant to the Lockbox Agreement.

         "Lockbox Account" means the account number 2000013942917 maintained at FUNB in the name of the Investor on behalf of itself and Lender into which all funds received in respect of the Purchased Accounts shall be deposited or any successor collection account that may be established by Investor and Lender.

         "Lockbox Agreement" means the Lockbox Agreement dated [Servicer to supply] among FUNB, Serivcer and OSI.

         "Monthly Period" means, as to any Report Date, the calendar month immediately preceding the calendar month in which such Report Date occurs (or, with respect to the first Report Date, the period from the Transfer Date to and including the last day of the calendar month immediately preceding the calendar month in which such Report Date occurs).

         "Purchased Accounts" shall have the meaning assigned to that term in the first "Whereas" clause of this Agreement.

         "Purchased Account Customer" means the persons being legally obliged to pay to Investor the amount stated as due on the Purchased Account.

         "Purchased Account Document" means, with respect to any Purchased Account, any application, agreement, billing statement notice, correspondence or other information in the Servicer's possession that relates to such Purchased Account. Purchased Account Documents may include, without limitation, the original documents or copies thereof, whether by photocopy, microfiche, microfilm or other reproduction process. Excluded from the definition of Purchased Account Document is any correspondence, report, information, internal analyses, sensitive attorney-client privileged documents, internal memoranda, documents, credit information, regulatory reports, and/or internal assessments of valuation of such Purchased Account, and any other documents relating to a Purchased Account that may be, but are not necessarily, missing or excluded (whether intentionally or unintentionally).

         "Purchase Agreements" means that certain Account Purchase Agreement dated August 15, 2001 (a true copy of which is attached as Exhibit B), and that certain Charge-Off Account Purchase Agreement dated as of August 15, 2001 (a true copy of which is attached as Exhibit A), each among Seller, CRAG, Gateway, EMCC, Inc. ("EMCC") and Asta Funding, Inc. ("Asta").

         "Report Date" means fifteen days following the end of each Monthly Period, commencing September 15, 2001.

         "Second Bucket Contract" means a Purchased Account which was either (a) 181 or more days delinquent (determined on a recency basis) as of the first day of each calendar month, or (b) becomes at least 181 days delinquent (determined on a recency basis) as of the first day of each calendar month, or such other time period as is mutually agreed by Servicer, Investor and Lender.

         "Servicer" shall mean, initially, Gulf State Credit, L.L.C., together with its successors and assigns as permitted thereunder, or any subsequent servicer as the Investor may designate pursuant to Section 18 of this Agreement.

         "Servicer Event of Default" shall mean, for purposes of this Agreement, any one or all of the following:

         any failure by the Servicer to make any payment, transfer or deposit or deliver to the Collection Account any proceeds or payment later than one business day of the date such proceeds or payment are required to be so delivered under the terms of this Agreement;

         default in the performance, or breach of any covenant of the Servicer in this Agreement and continuance of such default or breach or a period of 30 days after the date on which written notice, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder shall have been given to the Servicer by the Lender and/or the Investor;

         the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period for 30 consecutive days;

         the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of partnership action by the Servicer in furtherance of any of the foregoing;

         the Servicer shall fail to notify the Trustee in writing of any Servicer Event of Default that it discovers within three Business Days of such discovery; or

         the Investor, or the Lender, on behalf of Investor, provides reasonable evidence to the Servicer that (i) the Servicer has failed to service the Investor Property using practices and resource levels similar to those applied to other portfolios serviced by the Servicer and which are of like quality to the Investor Property, and (ii) such failure has resulted in a pattern of recovery rates with respect to the Investor Property which is significantly below the historical recover rates on such other portfolios; provided, however, that a Servicer Event of Default pursuant to this paragraph (f) until after the expiration of a thirty-day period for the Servicer to implement, to the Investor's reasonable satisfaction, commercially reasonable alternative servicing strategies as suggested by the Investor.

         "Servicing Transfer Tasks" shall have the meaning ascribed to such term in Section 2 of this Agreement.

         "Subservicers" means, with respect to the Servicer, any subservicer or contingent collection agent with whom the Servicer enters into an agreement.

         "Transfer Date" means October 1, 2001 or such other date on which the Servicer shall have commenced to perform its responsibilities as Servicer hereunder.

Transfer Date.

     On and as of the Transfer Date, Servicer shall commence servicing the Purchased Accounts on behalf of Investor, provided that (i) all representations and warranties in Section 6 hereof are true as of the Transfer Date, and (2) Servicer has performed in all material respects all of the servicing tasks ("Servicing Transfer Tasks") set forth in Schedule II attached hereto. On request of the Investor or the Lender, the Servicer, to secure the interests of the Investor, will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged, and delivered, any and all such further acts, instruments, paper and documents as may be reasonably necessary to secure any interest in any Purchased Account, whether an ownership or security interest.

Operational.

         Effective as of the Transfer Date, the Investor hereby appoints the Servicer as the servicer for collection of the Purchased Accounts, and the Investor will place all Purchased Accounts with the Servicer for collection on the terms and at the collection rates as set forthherein. For First Bucket Contracts, the Investor hereby appoints the Servicer as first party servicer under this Agreement, acting in the name of the Investor. For Second Bucket Contracts, the Investor hereby appoints the Servicer as third party collection agent, acting as Gulf State Credit, L.L.C. on behalf of the Investor.

         The Servicer will be entitled to payment of its servicing fee from the amounts collected during the related Monthly Period. No later than five business days after the last day of any Monthly Period, the Servicer shall deliver to Lender and Investor an invoice for the fees described in Sections 3(c) and 3(d) for such Monthly Period. Investor shall pay such invoices, subject to any good faith dispute, from funds available in the Collection Account no later than two days after the Report Date.

         As first party servicer for First Bucket Contracts, the Servicer will earn a servicing fee equal to a per full time equivalent collector fee of $4,500 per collector per month.

         As third party collection agent, for Second Bucket Contracts, the Servicer will earn a servicing fee, in accordance with the attached Schedule I, on gross collections received by the Servicer with respect to Purchased Accounts with the following exceptions:

                  The Servicer shall receive a servicing fee equal to forty percent (40%) of gross collections received from Servicer's Litigation Network of attorneys and law firms with whom the Servicer has entered into a collection agreement. The Investor shall be responsible for paying to Servicer all costs associated with such legal collections, including court costs and attorney's fees on a monthly basis; and

                  The Servicer shall not receive any servicing fee on collections received from a Subservicer other than Affiliates of Servicer which Affiliates will not charge a fee to Investor.

         A Purchased Account which becomes a Second Bucket Contract shall be considered to remain a Second Bucket Contract, whether or not the Purchased Account remains delinquent.

         As the servicer for collection of the Purchased Accounts, Servicer is granted full and complete authority to take all actions deemed appropriate in the ordinary course of its business including, but not limited to, (1) contacting Purchased Account Customers, (2) compromising, settling or releasing balances, (3) pursuing litigation in civil, bankruptcy or probate courts (provided no such litigation shall be commenced unless the debt owed by the obligor owns a home or has at least two open lines of credit or the Investor otherwise agrees, and (4) using third parties for purposes of skiptracing.

         On or prior to August 29, 2001, the Servicer shall establish the Lockbox. On or prior to the Transfer Date, the Investor shall establish the Lockbox Account. Pursuant to the Transition Servicing Tasks, the Servicer shall cause all Purchased Account Customers to remit all payments due on the Purchased Accounts to the Lockbox. Prior to the operational date of the Lockbox Account, Servicer shall process all funds remitted to the Lockbox as follows:

                  all funds shall be identified within two business days of their receipt by Servicer;

                  all funds processed by Servicer that do not relate to the Purchased Accounts shall be distributed to Seller (or as otherwise directed by Investor) within one business day of such identification; and

                  all funds relating to the Purchased Accounts shall be transferred to the Lockbox Account within one business day of such identification.

The Servicer will direct FUNB to deposit all collections into the Lockbox Account within two Business Days of receipt. The Investor will cause all collected funds on deposit in the Lockbox Account to be swept to the Collection Account daily. The Servicer covenants to use its reasonable best efforts to make amendments to the Lockbox Agreement, as requested in writing by the Investor, within one week of receipt of such request from the Investor.

         Servicer shall maintain files on the Purchased Accounts containing complete notes and documentation of all billings, payments, credits fees and collection activities.

         Servicer shall accurately and timely code all accounts for status on Servicer's ATLAS system and timely notify the Investor of the correct status codes upon return of the Purchased Accounts

Relationship

         The parties intend that the Servicer, performing the specified services, shall act as an independent contractor and shall not be deemed to be an employee of the Investor. Nothing in this Agreement is intended to or shall be construed to constitute or establish a joint venture, partnership or fiduciary relationship between the parties, and no party shall have the right or authority to act for or on behalf of the other with respect to any matter, except as specifically authorized herein.

Representations, Warranties and Covenants of the Servicer

         Representations and Warranties. The Servicer and OSI jointly and severally make the following representations and warranties as of the date hereof, the Closing Date and the Transition Date:

                  Due Organization; Authorization; Enforceability. Each of the Servicer and OSI is duly organized, validly existing and in good standing as a Delaware limited liability company, and the Servicer's and OSI's execution, delivery, and performance of this Agreement are within the Servicer's and OSI's corporate powers and have been duly authorized by all necessary corporate action and are not in conflict with any law or regulation applicable to the Servicer or OSI or the terms of the Servicer's and OSI's organizational documents or articles of incorporation, charter or bylaws, as applicable. This Agreement is a legal, valid and binding obligation of Servicer and OSI, enforceable against the Servicer and OSI in accordance with its terms except as limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) equitable principles of general applicability.

                  Power and Authority. As of the Transfer Date, each of the Servicer and OSI has the requisite power and authority to enter into the transactions contemplated by this Agreement and has obtained all necessary licenses, approvals and consents (to the extent required) to enter into the Agreement and perform its obligations hereunder. Consummation by the Servicer and OSI of the transactions contemplated hereunder and performance hereunder will not violate any order of any court or governmental body having competent jurisdiction, nor any law or regulation that applies to Servicer or OSI.

                  Adverse Proceedings. There is no proceeding, action, investigation, or litigation pending or, to the best of Servicer's and OSI's knowledge, threatened against Servicer or OSI which individually or in the aggregate may have a material adverse effect on Servicer or OSI, this Agreement, or on any action taken or to be taken in connection with Servicer's obligations contemplated herein, or which would be likely to impair materially its ability to perform under the terms of this Agreement.

                  Experience and Compliance. The Servicer is knowledgeable about, and experienced in, complying with all applicable legal requirements and collection practices.

                  No Other Representations. The Servicer makes no other representations or warranties, express or implied, with respect to any of the Purchased Accounts other than as specifically set forth in this
         Section 5.

         Covenants.

                  Compliance with Law. In the fulfillment of Servicer's obligations under this Agreement, Servicer shall not engage in, and no person under its direct control or direction shall engage in, any fraudulent activity or other activity which would constitute a violation of law or other governmental requirement. Without limiting the foregoing, Servicer will continue to comply with all applicable laws (including the FDCPA), and any rules, regulations, judgments, decrees and orders having the force or effect of law, relating to the collection of consumer debt.

                  No Solicitation of Purchased Account Customers. For any purpose other than collection of the applicable Purchased Account(s). Servicer shall not, and it shall cause its officers, directors, employees, agents, affiliates, successors and assigns not to, sell, transfer or otherwise provide any information regarding a Purchased Account or a Purchased Account Customer to any direct or indirect competitor of Gateway listed on Schedule 6.2 to the Purchase Agreement. Servicer acknowledges that Investor and Lender would be irreparably harmed by any breach of this Section 5(b)(2), and that it would be difficult to compensate them fully with money damages for a violation of this Section 5(b)(2). Accordingly, Servicer agrees that Investor and/or Lender shall be entitled to temporary and permanent injunctive relief to enforce this Section 5(b)(2); provided, however, that nothing herein shall be deemed to limit or supplant the right of Investor or Lender to seek and recover money damages for any breach of this Section 5(b)(2) in addition to the equitable remedies provided herein.

                  Servicing Standards. The Servicer, will service the Purchased Accounts with the same care it would exercise with respect to (a) similar consumer receivables held for investment in Servicer's own portfolio, (b) in other portfolios of similar receivables serviced by the Servicer and (c) in accordance with the standards described in the attached Schedule II.

                  Certain Duties of Servicer. Servicer agrees to service the Purchased Accounts, as follows:

                      Servicer shall take all actions, means, methods, and
                  procedures to collect on the Purchased Accounts in accordance with its regular business practices and judgment.

                      Servicer shall furnish to Investor and Lender, on a
                  monthly basis, reports of all payments and collections of the Purchased Accounts.

                      Servicer shall furnish to Investor and Lender, on a
                  monthly basis, a report summarizing the status of servicing and collection efforts for the Purchased Accounts.

                      Servicer shall maintain files on the Purchased Accounts
                  containing complete notes and documentation of all billings, payments, credits, fees, and collection activities.

                      Servicer shall accurately and timely code all accounts for status on Servicer's ATLAS system and timely notify Investor and Lender of the correct status codes upon return of the Purchased Accounts.

                  No Lien. Except as required in connection with this Agreement, and to secure the interests of the Investor, the Servicer will not grant any person or entity, other than the Investor, any interest in any Purchased Account, whether an ownership or security interest.

                  Documents. The Servicer shall hold for the account of the Investor (to the extent of its interest therein) any document evidencing or securing a Purchased Account. Such holding by the Servicer shall be deemed to be the holding thereof by the Investor for purposes of perfecting the Investor's rights therein as provided in the New York Uniform Commercial Code.

                  Servicer Not to Resign. Unless Lender on behalf of Investor otherwise consents in writing:

                      Servicer shall not resign from the obligations and duties
                  imposed on it by this Agreement as the Servicer and a new Servicer shall assume the duties of Servicer herein only upon a determination that the performance of such duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to Investor and Lender. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Servicer hereunder.

                      The duties and obligations of Servicer under this
                  Agreement shall continue until this Agreement expires or shall have been terminated and shall survive the exercise by the parties of any right or remedy under this Agreement, or the enforcement by the parties of any provision of this Agreement.

                  Insurance. The Servicer shall maintain and shall cause the Servicer's subcontractors to maintain:

                           workers' compensation insurance as prescribed by the
                  law of the state in which the service is performed;

                           commercial general liability insurance, with limits
                  of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and

                           professional liability insurance covering liabilities
                  for loss due to negligent acts, errors or omissions of business or professional duties of the Servicer's employees in the amount of at least $1,000,000 per claim and in the aggregate.

                           The Servicer shall, upon request of the Investor,
                  furnish the Investor with certificates of insurance evidencing all required coverage.

                  Notice of Event of Default. At the time of the Servicer's first actual knowledge (including actual knowledge by any officer or employee of Servicer) of a Servicer Event of Default or any event or condition the occurrence of existence of which would, with the giving of notice or lapse of time, or both, constitute a Servicer Event of Default, the Servicer shall furnish Investor and Lender with prompt written notice of the occurrence of any such event of condition.

Right of Retrade to a Third Party

         The Servicer, on behalf of and with the prior approval of each of the Investor and the Lender, may, with the specific written consent of the Investor and Lender, offer any or all of the Purchased Accounts for sale to a third party, provided that any sale resulting from such offering shall be subject to the approval of the Investor and the Lender and shall be subject to documentation to be executed by the Investor. As to any such sale, the Servicer shall receive an arrangement fee to be agreed upon by the Investor and the Lender of the time of, and which shall be set forth in the written consent, referenced in the previous sentence.

         The Servicer shall not release or sell any Purchased Account Customer information (such as names and addresses) to any third party without the express written consent of the Investor.

         (c) The Servicer acknowledges that the Investor and Lender may be offering any or all of the Purchased Accounts for sale from time to time and agrees to cooperate in those efforts.

Indemnification

         The Servicer agrees to indemnify, defend and hold harmless the Investor, the Lender, their parents, subsidiaries and affiliates, and their officers, directors and employees from and against all claims, actions, suits, damages, losses (excluding lost profits and consequential damages), costs or expenses (including any and all reasonable attorneys' and experts' fees) that they might suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim, whether commenced or threatened, whether or not well grounded or by whomsoever concerned, based solely on the following:

                  any breach of this Agreement by the Servicer or its officers, directors, agents, employees or representatives; or
                  any other act or omission by the Servicer, its officers, directors, agents, employees, or representatives with respect to any Purchased Account or any party obligated on a Purchased Account after the Transfer Date or any suit arising out of the Servicer's normal course of business; provided, however, that (i) the Investor or the Lender shall have notified the Servicer promptly of any such claim or action, (ii) such claims, damages, losses, costs or expenses are not attributable to any negligent act or omission by the Investor, the Lender, their parents, affiliates, subsidiaries or any of their employees or agents and (iii) the Investor and the Lender shall provide the Servicer with all information reasonably requested by Servicer and that is in Investor's possession and is necessary to prosecute its defense of the action.

         The Investor will pass along to Servicer the benefits of the indemnities in the Purchase Agreement as they relate to Servicer as an assignee of Investor.

         The Servicer and/or OSI shall bear all expenses in connection with and assume the defense and/or settlement of any such claim or suit. The Investor and the Lender shall have the right, at their own expense, to participate in the defense of any claim against which either party is indemnified and which has been assumed by the obligation or indemnity hereunder; the Servicer and/or OSI, in the defense of any such claim, except with the written consent of the Investor and the Lender, shall not consent to entry of any judgment or enter into any settlement that either (1) does not include, as an unconditional term, the grant by the claimant to the Investor and the Lender of a release of all liabilities in respect of such claims, or (2) otherwise adversely affects the rights of the Investor or the Lender.

         Survival. The provisions of this Section shall survive the termination or expiration of this Agreement.

Confidentiality

         Confidential Information. From and after the execution of this Agreement, the Investor shall keep confidential, and shall use reasonable efforts to cause its respective officer, directors, employees and agents to keep confidential, any and all information obtained from the Servicer concerning the assets, properties and business of the Servicer, and shall not use such confidential information for any purpose other than those contemplated by this Agreement; provided, however, that the Investor shall not be subject to the obligations set forth in the preceding sentence with respect to any such information provided to it by the Servicer which either (1) was in the Investor's possession at the time of the Servicer's disclosure, (2) was in the public domain at the time of the Servicer's disclosure, or subsequently enters the public domain through no act or failure to act on the part of the Investor, or (3) is lawfully obtained by the Investor from a third party. Nothing in this Agreement shall be construed to limit the Certificateholders' obligations under the separate confidentiality agreement entered into between the Certificateholders and the Servicer.

         Public Announcement. Neither the Investor, the Lender, the Servicer or OSI shall make any public announcement concerning the involvement of the Servicer or the Investor in this Agreement, or to the involvement of the Investor or the Lender with respect to the Purchased Accounts, to any representative of the news media without the prior approval of each other party. Neither the Investor, the Lender, the Servicer or OSI shall make any public announcement of this Agreement which includes any mention of the Seller or Gateway to any representative of the news media without the prior approval of each of the Investor and the Lender. The parties will not respond to any inquiry from public, governmental or administrative authorities concerning this Agreement without prior consultation and coordination with each other.

         Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

Notices/Payments

         Any and all notices/payments or other communications required or permitted under this Agreement shall be in writing and shall be delivered by Federal Express or similar carrier for delivery next business morning, addressed as follows:

If to Servicer or OSI, to:

Gulf State Credit, L.L.C.
2425 Commerce Avenue
Suite 100
Duluth, GA  30096
Attn: Bryan K. Faliero, President
(678) 417-5000
Fax:  (678) 417-5074

If to the Investor, to:

Computer Finance, LLC
210 Sylvan Avenue
Englewood Cliffs, NJ
Attn:  Gary Stern, Manager


If to the Lender, to:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, CT  06830
Attn:  Legal Department

or to such address as either party shall have previously designated to the other by written notice sent by confirmed receipted facsimile or by Federal Express or similar carrier for delivery next business morning.

Entire Agreement. This Agreement, together with all Schedules and Exhibits hereto embody the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The parties make no representations or warranties to each other, expect as contained in this Agreement or in the accompanying exhibits or other closing documents delivered in accordance with this Agreement. All prior representations and statements made by any party or its representatives, whether orally or in writing, are deemed to have been merged into this Agreement, except as otherwise stated in this Agreement.

Amendment. Neither this Agreement nor any of its provisions may be changed, waived, discharged or terminated orally. Any change, waiver, discharge or termination may be effected only by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Severability. If any one or more of the provisions of this Agreement, for any reason, is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed without the invalid, illegal or unenforceable provision.

Assignment; Successors; Third Party Beneficiaries. Except as otherwise permitted herein, this Agreement will insure to the benefit of and be binding on the Parties hereto and their respective legal representatives, successors and permitted assigns. Investor and the Lender may assign this Agreement or their rights or obligations hereunder without the consent of the Servicer. The Servicer may not assign this Agreement or its rights or obligations hereunder without he prior written consent of Lender on behalf of Investor. This Agreement shall not be construed to be a contract in whole or in part for the benefit of any Third Party.

Waiver. No failure of any party to take any action or assert any right hereunder shall be deemed a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

Headings. Headings are for reference only, and will not affect the interpretation or meaning of any provision of this Agreement.

Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together will be deemed one original.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, and any actions shall be brought in a court of competent jurisdiction in the State of New York.

Termination. This Agreement may be terminated, and the Investor may elect to have the Servicer terminated and replaced (i) upon the written agreement of the parties hereto, (ii) upon the occurrence and continuation of a Servicer Event of Default, (iii) after six months from the date of the Agreement as to any Purchased Accounts, (iv) after 45 days notice as to any Purchased Accounts that are delinquent for more than 180 days (on a recency basis), but Investor may not terminate pursuant to this clause (iv) as to Purchased Accounts (A) which an account debtor has agreed to make payments pursuant to a revised payment plan and is making those payments on a current basis and (b) that have been referred to counsel in accordance with the terms of this Agreement, or (v) at any time as to any Purchased Accounts that are sold by the Investor. Upon any termination of the Servicer with respect to any Purchased Accounts, the Investor may appoint a successor servicer with respect to those Purchased Accounts with the approval of the Lender. Sections 7, 8, and 18 shall survive the termination of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    GULF STATE CREDIT, LLC


                                    By  /s/ Donald P. Fitzgerald
                                       -----------------------------------------
                                    Name:   Donald P. Fitzgerald
                                    Title:  Senior Vice President


                                    OSI PORTFOLIO SERVICES, INC.


                                    By  /s/ Donald P. Fitzgerald
                                       -----------------------------------------
                                    Name:   Donald P. Fitzgerald
                                    Title:  Senior Vice President


                                    GREENWICH CAPITAL
                                    FINANCIAL PRODUCTS, INC


                                    By  /s/ Charles A. Forbes, Jr.
                                       -----------------------------------------
                                    Name:   Charles A. Forbes, Jr.
                                    Title:  Senior Vice President


                                    COMPUTER FINANCE, LLC


                                    By  /s/ Gary Stern
                                       -----------------------------------------
                                    Name:   Gary Stern
                                    Title:  Manager